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                                                            EXHIBIT NO. 99.1(c)


                             MFS SERIES TRUST VII

                          CERTIFICATION OF AMENDMENT
                         TO THE DECLARATION OF TRUST

                                REDESIGNATION
                     OF CLASS P SHARES AS CLASS I SHARES


      The undersigned, being a majority of the Trustees of MFS Series Trust VIII (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated February 3, 1995 as amended (the "Declaration"), acting pursuant to Section 6.10 of the Declaration, do hereby redesignate the shares previously designated as Class P shares of each series of the Trust as Class I shares.
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    IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 11th day of December, 1996.


A. KEITH BRODKIN                                WALTER E. ROBB, III
------------------------------                  ---------------------
A. Keith Brodkin                                Walter E. Robb, III
76 Farm Road                                    35 Farm Road
Sherborn, MA  01770                             Sherborn,  MA  01770



RICHARD B. BAILEY                               ARNOLD D. SCOTT
------------------------------                  ---------------------
Richard B. Bailey                               Arnold D. Scott
63 Atlantic Avenue                              20 Rowes Wharf
Boston,  MA  02110                              Boston, MA  02110



MARSHALL N. COHAN                               JEFFREY L. SHAMES
------------------------------                  ---------------------
Marshall N. Cohan                               Jeffrey L. Shames
2524 Bedford Mews Drive                         60 Brookside Road
Wellington,  FL  33414                          Needham, MA  02192



LAWRENCE H. COHN                                J. DALE SHERRATT
------------------------------                  ----------------
Lawrence H. Cohn                                J. Dale Sherratt
45 Singletree Road                              86 Farm Road
Chestnut Hill,  MA  02167                       Sherborn, MA  01770



SIR J. DAVID GIBBONS                            WARD SMITH
---------------------------------               --------------------
Sir J. David Gibbons                            Ward Smith
"Leeward"                                       36080 Shaker Blvd
5 Leeside Drive                                 Hunting Valley, OH 44022
"Point Shares"
Pembroke,  Bermuda  HM  05



ABBY M. O'NEILL
--------------------------------
Abby M. O'Neill
200 Sunset Road
Oyster Bay,  NY  11771
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